EXHIBIT 99.1

HealthTronics Surgical Services, Inc. to Release Earnings For Third Quarter on November 5, 2004

MARIETTA, Ga., Oct. 15, 2004 (PRIMEZONE) -- HealthTronics Surgical Services (Nasdaq:HTRN), a leading provider of minimally invasive urologic and orthopaedic services, will release financial results for the third quarter of 2004 on November 5th before the market opens. The Company anticipates significant accounting, legal and advisory expenses incurred as a result of the pending Prime Medical Services, Inc. (Nasdaq:PMSI) merger which will increase SG&A expenses for the third quarter of 2004. Subsequent to the merger, because Prime Medical will be the accounting acquirer, the pre-merger operations of HTRN will not be included in the merged company's annual earnings. The Company will discuss these charges that will be included in third quarter operating expenses in the upcoming release.

A conference call for the investment community will be deferred until after completion of the Company's merger with Prime Medical Services, Inc., which is anticipated to occur on November 10, 2004.

About HealthTronics Surgical Services

HealthTronics Surgical Services, Inc. is one of the nation's leading providers of non-invasive and minimally invasive surgical services for certain urologic and orthopaedic conditions. The Company provides technical and administrative services to physicians, hospitals and ambulatory surgery centers using extracorporeal shock wave devices. The two primary services offered by HealthTronics are lithotripsy extracorporeal shock wave treatment, which is a procedure for treating kidney stones in a non-invasive manner, and Orthotripsy(r) extracorporeal shock wave surgery, which is a procedure for treating orthopaedic soft tissue disorders in a non-invasive manner. The Company has consolidated operations in approximately 45 states in the United States and 35 countries worldwide. More information about HealthTronics Surgical Services can be found at the Company's website, www.healthtronics.com.

Safe Harbor

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of HealthTronics Surgical Services to be materially different from any future results, performance or achievements express or implied by such forward-looking statements. As always, these expectations and projections are based on currently available competitive, financial, and economic data, along with operating plans, and are subject to future events and uncertainties. Among the events and uncertainties which could adversely affect future periods are: inability to establish or maintain relationships with physicians and hospitals; health care regulatory developments that prevent certain transactions with health care professionals or facilities; inability of the Company or health care providers to obtain reimbursement for use of the Company's current or future products; competition or technological change that impacts the market for the Company's products; difficulty integrating HMT and realizing projected cost savings; unanticipated regulatory and clinical costs related to clinical trials of HIFU; and difficulty in managing the Company's growth. Additional factors that might cause such a difference, include, but are not limited to those discussed in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and in subsequent documents filed by HealthTronics Surgical Services with the Securities and Exchange Commission.

NOTICE TO INVESTORS

The proposed merger between HealthTronics Surgical Services and Prime Medical Services will be submitted to shareholders of both companies for their consideration. Shareholders are urged to read the definitive joint proxy statement/prospectus regarding the proposed transaction and related matters, any other relevant documents filed with the Securities and Exchange Commission and any amendments or supplements to those documents, because they contain important information. The joint proxy statement/prospectus and other filings can be obtained without charge at the SEC's website (www.sec.gov). Copies of the joint proxy statement/ prospectus and the SEC filings incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, from Martin J. McGahan, HealthTronics Surgical Services, Inc., 1841 West Oak Parkway, Suite A, Marietta, Georgia 30062, (800) 464-3795, or from John Q. Barnidge, Prime Medical Services, Inc., 1301 Capital of Texas Highway, Suite 200B, Austin, Texas 78746, (512) 314-4554.

HealthTronics, Prime, their directors and executive officers and certain of their members of management and employees may be deemed to be "participants in the solicitation" of proxies from the stockholders of HealthTronics and Prime in connection with the merger. Information regarding those participants and their interests in the merger may be obtained by reading the definitive joint proxy statement/prospectus included in the Registration Statement on Form S-4. In addition, information regarding such persons and their interests in HealthTronics and Prime is included in the proxy statements for each corporation's most recent annual shareholders meetings which have been filed with the SEC and are available as described above.

Martin J. McGahan, President and COO

CONTACT:  HealthTronics Surgical Services
          Martin J. McGahan, President & COO
          (800) 464-3795
          (770) 419-9490, Fax
          Website:  www.healthtronics.com